Exhibit 99.1
Endurance Reports Strong Underlying Second Quarter 2016 Financial Results

PEMBROKE, Bermuda – August 1, 2016 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income available to common shareholders of $76.6 million and $1.14 per diluted common share for the second quarter of 2016 versus net income of $76.0 million and $1.68 per diluted common share for the second quarter of 2015.

For the six months ended June 30, 2016, Endurance reported net income available to common shareholders of $183.0 million and $2.72 per diluted common share versus net income of $176.3 million and $3.91 per diluted common share for the six months ended June 30, 2015. Book value per diluted common share was $68.20 at June 30, 2016, up 4.2% from December 31, 2015.

John R. Charman, Chairman and Chief Executive Officer, commented, "Endurance's second quarter results demonstrated strong underlying underwriting profitability as reflected by our combined ratio of 92.6%. Our embedded risk management practices aligned with our comprehensive reinsurance and retrocessional programs enabled us to achieve underwriting profitability in both business segments despite a number of severe global catastrophes and large risk losses across the industry. Our solid underwriting results benefited from our increased scalability and focused expense management resulting in a significantly improved general and administrative expense ratio."

"Strategically, the second quarter reflected our continued focused and diversified core underwriting expansion as evidenced by the 32.0% growth in our gross written premiums. In addition to our targeted growth across our global businesses, our successful renewal of the Montpelier portfolio also helped drive our expansion. The quick, effective and successful integration of Montpelier has enabled us to exceed our expense and capital synergy objectives; those important benefits are now clearly visible in our financial results. Endurance is well equipped and very well positioned to thrive in the current market, which is showing increasing signs of moderation.”

Operating Highlights
Operating highlights for the quarter ended June 30, 2016 were as follows:

•	Gross premiums written of $1,136.9 million, an increase of 32.0% compared to the same period in 2015.

•	Net premiums written of $717.8 million, an increase of 28.4% compared to the same period in 2015.

•	Combined ratio of 92.6% compared to 85.5% for the same period in 2015.

•
An overall net negative financial impact from catastrophe losses in the second quarter of 2016, including the Fort McMurray wildfires in Canada, the convective storms in Texas and Europe and the Kumamoto earthquake in Japan of $55.5 million, consisting of net loss expenses of $73.6 million partially offset by $11.1 million in net reinstatement premiums and $7.0 million of amounts attributable to non-controlling interests.

•
Net loss ratio of 62.7% compared to 52.2% for the same period in 2015. The net loss ratio for the current quarter was impacted by 11.3 percentage points of catastrophe losses from second quarter 2016 events and also included favorable prior year loss reserve development of $58.6 million or 9.8 percentage points compared to $58.8 million or 12.8 percentage points for the second quarter of 2015.

•	Net investment income of $44.0 million, an increase of $11.7 million from the same period in 2015.

•
Net foreign exchange gains included in net income were $32.8 million, while foreign currency translation adjustments included in accumulated other comprehensive income (loss) were losses of $37.7 million for the second quarter of 2016.

•
Net income available to common shareholders of $76.6 million and $1.14 per diluted common share for the second quarter of 2016 versus net income of $76.0 million and $1.68 per diluted common share for the second quarter of 2015. Operating income of $54.8 million and $0.81 per diluted common share, a decrease of 31.1% and 54.0%, respectively, compared to the same period in 2015.

•
Net income return on average common equity for the quarter of 1.7% or 6.7% on an annualized basis. Operating income return on average common equity for the quarter of 1.2% or 4.8% on an annualized basis.

Operating highlights for the six months ended June 30, 2016 were as follows:

•	Gross premiums written of $2,748.6 million, an increase of 27.1% compared to the same period in 2015.

•	Net premiums written of $1,656.6 million, an increase of 25.1% compared to the same period in 2015.

•	Combined ratio of 85.5% compared to 84.1% for the same period in 2015.

•
An overall net negative financial impact from catastrophe losses in 2016 of $61.6 million, consisting of net loss expenses of $79.9 million partially offset by $11.2 million in net reinstatement premiums and $7.1 million of amounts attributable to non-controlling interests.

•
Net loss ratio of 53.7% compared to 48.5% for the same period in 2015, which was impacted by 6.4 percentage points of catastrophe losses from 2016 events. The net loss ratio for the current period also included favorable prior year loss reserve development of $119.7 million or 10.4 percentage points compared to $116.0 million or 13.7 percentage points for the same period in 2015.

•	Net investment income of $55.2 million, a decrease of $19.0 million over the same period in 2015.

•
Net foreign exchange gains included in net income were $44.5 million, while foreign currency translation adjustments included in accumulated other comprehensive income (loss) were losses of $50.1 million for the six months ended June 30, 2016.

•
Net income available to common shareholders of $183.0 million and $2.72 per diluted common share versus net income of $176.3 million and $3.91 per diluted common share for the six months ended June 30, 2015. Operating income of $139.2 million and $2.07 per diluted common share, a decrease of 18.5% and 45.2% compared to the same period in 2015.

Insurance Segment
Operating highlights for Endurance’s Insurance segment for the quarter ended June 30, 2016:

•	Gross premiums written of $593.7 million, an increase of $124.8 million or 26.6% from the second quarter of 2015.

•
Non-agriculture lines of business, which include casualty and other specialty, professional lines and property, marine/energy and aviation lines of business grew 47.6% from a year ago driven by the expansion of the Company's underwriting capabilities by product and geography over the last three years as well as from the renewal and expansion of business written within the Company's Lloyd's syndicate acquired from Montpelier in 2015.

•	The agriculture insurance line of business declined 40.3% compared to a year ago as a result of lower commodity prices and the timing of premiums written.

•	Net premiums written of $239.6 million, an increase of $49.3 million or 25.9% from the second quarter of 2015.

•	Non-agriculture lines of business increased 44.7% due to strong growth in gross premiums written combined with a similar percentage of premiums ceded to third party reinsurers compared to a year ago.

•	The agriculture line of business decreased 113.1% due to the timing of third party reinsurance contract placements year over year.

•	Combined ratio of 93.2% compared to 95.2% for the same period in 2015.

•
The net loss ratio improved 3.8 percentage points to 68.4% compared to 72.2% for the same period in 2015. The current period’s net loss ratio included favorable prior year loss reserve development of $24.2 million or 9.5 percentage points and catastrophe losses of $4.4 million or 1.7 percentage points from second quarter 2016 events. The current accident year net loss ratio of 77.9% improved 3.5 percentage points as lower losses within the agriculture, professional lines, and the property, marine/energy and aviation lines of business were partially offset by a higher current accident year net loss ratio within the casualty and other specialty line of business.

•
The general and administrative expense ratio decreased 2.4 percentage points, reflecting earned premium growth that outpaced the increase of the Company's expense base as a result of improved scale in the Company's expanding insurance business and a greater amount of ceding commissions received.

•
The acquisition expense ratio increased 4.2 percentage points in the current quarter as non-agriculture lines of business with higher acquisition costs accounted for a greater percentage of earned premiums compared to a year ago.

Operating highlights for Endurance’s Insurance segment for the six months ended June 30, 2016:

•	Gross premiums written of $1,428.8 million, an increase of $223.7 million or 18.6% over the same period in 2015.

•	Net premiums written of $610.5 million, an increase of 23.5% over the same period in 2015.

•
Combined ratio of 91.5% compared to 92.2% for the same period in 2015. The combined ratio was impacted by lower net loss and general and administrative expense ratios, partially offset by a higher acquisition expense ratio. The current period’s net loss ratio included $47.4 million or 10.0 percentage points of favorable prior year loss reserve development and catastrophe losses, net of reinsurance, from 2016 events of $4.4 million or 0.9 percentage points.

Reinsurance Segment
Operating highlights for Endurance’s Reinsurance segment for the quarter ended June 30, 2016:

•	Gross premiums written of $543.2 million, an increase of $150.9 million or 38.5% from the second quarter of 2015.

•
The catastrophe and property lines of business increased $97.2 million, predominantly due to the successful targeted renewals of acquired Montpelier business, partially offset by non-renewals and line size reductions.

•
The specialty line of business increased $18.1 million largely due to growth in marine, agriculture and aviation, as global underwriting teams added over the past three years continue to identify profitable new opportunities.

•	The casualty line of business increased $34.1 million, predominantly driven by new business within the Company's international and U.S. offices partially offset by select non-renewals.

•
Net premiums written of $478.2 million, an increase of $109.4 million or 29.7% from the second quarter of 2015. The increase in net premiums written was driven by increased gross written premiums, partially offset by greater third party retrocessional protection purchased for the catastrophe and specialty lines of business.

•	Combined ratio of 88.7% compared to 73.0% for the same period in 2015.

•
The current period’s net loss ratio of 58.5% increased 22.0 percentage points compared to 2015. Net catastrophe losses from second quarter 2016 events impacted the net loss ratio by 18.7 percentage points and were $69.1 million before reinstatement premiums of $11.1 million. The increase in the current quarter accident year net loss ratio of 16.3 percentage points was predominantly due to catastrophe losses being 14.8 percentage points higher in the current quarter compared to a year ago. The current period’s net loss ratio included favorable prior year loss reserve development of $34.4 million or 10.0 percentage points.

•
The 3.3 percentage point improvement in the current quarter's acquisition expense ratio was largely due to the earning of premiums acquired from Montpelier that do not have related acquisition costs as these costs were written off on the acquisition date.

•
The general and administrative expense ratio declined 3.0 percentage points in the second quarter of 2016 primarily as a result of leveraging increased earned premiums on an expense base that benefited from increased ceding commissions received.

Operating highlights for Endurance’s Reinsurance segment for the six months ended June 30, 2016:

•	Gross premiums written of $1,319.8 million, an increase of $362.3 million or 37.8% over the same period in 2015.

•	Net premiums written of $1,046.1 million, an increase of 26.1% over the same period in 2015.

•
Combined ratio of 77.9%, compared to 73.8% for the same period in 2015. The combined ratio was impacted by a higher net loss ratio partially offset by lower acquisition and general and administrative expense ratios. The current period’s net loss ratio included $72.4 million or 10.6 percentage points of favorable prior year loss reserve development and 10.4 percentage points of net catastrophe losses from 2016 events, which amounted to $75.5 million before reinstatement premiums of $11.2 million.

Investments
Endurance’s net investment income for the quarter and six months ended June 30, 2016 was $44.0 million and $55.2 million, an increase of $11.7 million and decrease of $19.0 million, respectively, compared to the same periods in 2015. The total investment return of Endurance’s investment portfolio was 1.14% and 2.07% for the quarter and six months ended June 30, 2016, respectively, compared to (0.39)% and 0.89% for the quarter and six months ended June 30, 2015, respectively.

Net investment income benefited from increases in investment income generated from Endurance’s trading and available for sale investments for the quarter and six months ended June 30, 2016 compared to the same periods in 2015 due to an increase in invested assets. During the quarter and six months ended June 30, 2016, Endurance’s net investment income on its alternative investment funds and high yield loan funds, which are included in other investments, included gains of $5.3 million and losses of $23.0 million, as compared to gains of $3.6 million and $16.0 million in the same periods in 2015. The ending book yield on Endurance’s fixed maturity investments at June 30, 2016 was 2.27%, unchanged from June 30, 2015.

At June 30, 2016, Endurance’s fixed maturity and short term investments, which comprises 82.7% of Endurance’s investments, had an average credit quality of AA- and a duration of 2.57 years. Endurance’s available for sale portfolio was in a net unrealized gain position of $104.0 million at June 30, 2016, an increase of $116.6 million from December 31, 2015. Endurance recorded net realized and unrealized investment losses, net of impairments, of $3.5 million and gains of $9.7 million during the quarter and six months ended June 30, 2016, compared to gains of $9.3 million and $26.8 million during the quarter and six months ended June 30, 2015.

Endurance ended the second quarter of 2016 with cash and invested assets of $8.6 billion, which represents a 3.0% decrease from December 31, 2015. Net operating cash inflow was $34.5 million for the six months ended June 30, 2016 versus $23.5 million for the same period in 2015.

Capitalization and Shareholders’ Equity
At June 30, 2016, Endurance’s shareholders’ equity was $5.10 billion or $68.20 per diluted common share versus $5.12 billion or $65.48 per diluted common share at December 31, 2015. For the quarter and six months ended June 30, 2016, Endurance declared and paid common dividends of $0.38 and $0.76 per share, respectively.
On June 1, 2016, Endurance redeemed all 9,200,000 shares outstanding of its 7.5% Non-Cumulative Preferred Shares, Series B, for $230.0 million.

Earnings Call
Endurance will host a conference call on August 2, 2016 at 9:00 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 417-8465 or (719) 325-2323 (international) and entering pass code: 181429. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 16, 2016 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 181429.
The public may access a live broadcast of the conference call at the “Investor Relations” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.
A copy of Endurance’s financial supplement for the second quarter of 2016 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.
Operating income, operating return on average common equity, operating income per diluted common share, operating income allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property, marine/energy and aviation lines of insurance and catastrophe, property, casualty, professional lines and specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.  For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include, and Endurance may make related oral forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "should," “would,” "expect," "intend," "plan," "believe," "project," “target,” "anticipate," "seek," "will," “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2015.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Endurance’s most recent Annual report on Form 10-K and other documents of Endurance on file with the Securities and Exchange Commission. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Endurance or its business or operations. Except as required by law, Endurance undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

The contents of any website referenced in this press release are not incorporated by reference herein.

Contact:
Investor Relations
Phone: +1 441 278 0988
Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of United States dollars, except share and per share amounts)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$1,092,977	$1,177,750
Fixed maturity investments, trading, at fair value	2,126,600	1,587,160
Fixed maturity investments, available for sale, at fair value	3,892,479	4,359,019
Short-term investments, trading, at fair value	295,442	394,111
Short-term investments, available for sale, at fair value	18,849	25,685
Equity securities, trading, at fair value	36,332	15,229
Equity securities, available for sale, at fair value	506,010	513,585
Other investments	779,810	872,617
Premiums receivable, net	2,291,117	1,376,328
Insurance and reinsurance balances receivable	129,861	102,403
Deferred acquisition costs	363,406	255,501
Prepaid reinsurance premiums	885,892	498,574
Reinsurance recoverable on unpaid losses	1,105,617	907,944
Reinsurance recoverable on paid losses	348,219	288,026
Accrued investment income	30,299	30,213
Goodwill and intangible assets	511,649	553,960
Deferred tax asset	52,722	64,164
Net receivable on sales of investments	89,144	31,873
Other assets	275,242	187,383
Total Assets	$14,831,667	$13,241,525

Liabilities
Reserve for losses and loss expenses	$4,727,997	$4,510,415
Reserve for unearned premiums	2,670,607	1,789,148
Deposit liabilities	12,573	13,674
Reinsurance balances payable	1,066,197	661,213
Debt	705,261	717,650
Net payable on purchases of investments	192,793	63,442
Deferred tax liability	15,817	17,315
Other liabilities	335,933	344,596
Total Liabilities	9,727,178	8,117,453

Shareholders' Equity
Preferred shares
Series B, non-cumulative - nil issued and outstanding (2015 - 9,200,000)	—	9,200
Series C, non-cumulative - 9,200 issued and outstanding (2015 - 9,200)	9	9
Common shares
67,565,483 issued and outstanding (2015 - 66,797,991)	67,565	66,798
Additional paid-in capital	1,944,381	2,145,836
Accumulated other comprehensive income (loss)	19,949	(46,634)
Retained earnings	2,812,734	2,681,053
Total Shareholders’ Equity Available to the Company	4,844,638	4,856,262
Non-controlling interests	259,851	267,810
Total Shareholders' Equity	5,104,489	5,124,072

Total Liabilities and Shareholders’ Equity	$14,831,667	$13,241,525

Book Value per Common Share
Basic common shares outstanding	66,173,916	65,440,712
Dilutive common shares outstanding	67,661,540	67,136,986
Basic book value per common share [a]	$69.73	$67.18
Diluted book value per common share [a], [b]	$68.20	$65.48
Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2015, which was derived from Endurance’s audited financial statements.
[a] Excludes the $230.0 million at June 30, 2016 (December 31, 2015 - $460.0 million) liquidation value of the preferred shares.
[b] The Company has included diluted book value per common share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per common share.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of United States dollars, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenues
Gross premiums written	$1,136,930	$861,184	$2,748,607	$2,162,616

Net premiums written	$717,768	$559,083	$1,656,610	$1,324,037
Change in unearned premiums	(118,160)	(100,948)	(503,811)	(476,043)

Net premiums earned	599,608	458,135	1,152,799	847,994
Other underwriting income (loss)	930	1,389	(1,514)	3,795
Net investment income	43,977	32,252	55,158	74,113
Net realized and unrealized gains	6,347	9,680	20,134	27,869
Net impairment losses recognized in earnings	(9,841)	(424)	(10,464)	(1,073)
Total revenues	641,021	501,032	1,216,113	952,698

Expenses
Net losses and loss expenses	376,112	239,122	619,440	411,058
Acquisition expenses	111,961	84,971	215,803	167,064
General and administrative expenses	55,079	54,965	127,304	109,855
Corporate expenses	11,830	12,634	23,601	24,902
Amortization of intangibles	20,943	1,579	42,317	3,178
Net foreign exchange (gains) losses	(32,751)	12,981	(44,480)	20,533
Interest expense	11,357	9,062	22,227	18,121
Total expenses	554,531	415,314	1,006,212	754,711

Income before income taxes	86,490	85,718	209,901	197,987
Income tax benefit (expense)	1,138	(1,512)	2,371	(5,302)
Net income	87,628	84,206	212,272	192,685

Net income attributable to non-controlling interests	(3,714)	—	(12,777)	—

Net income available to the Company	83,914	84,206	199,495	192,685

Preferred dividends	(7,293)	(8,188)	(16,496)	(16,376)

Net income available to common and participating common shareholders	$76,621	$76,018	$182,999	$176,309

Per share data
Basic earnings per common share	$1.14	$1.69	$2.72	$3.92
Diluted earnings per common share	$1.14	$1.68	$2.72	$3.91

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended June 30, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$593,706	$543,224	$1,136,930
Ceded premiums written	(354,104)	(65,058)	(419,162)
Net premiums written	239,602	478,166	717,768
Net premiums earned	253,784	345,824	599,608
Other underwriting income	—	930	930
Total underwriting revenues	253,784	346,754	600,538

Expenses
Net losses and loss expenses	173,858	202,254	376,112
Acquisition expenses	32,868	79,093	111,961
General and administrative expenses	29,825	25,254	55,079
	236,551	306,601	543,152
Underwriting income	$17,233	$40,153	57,386

Net investment income			43,977
Corporate expenses			(11,830)
Interest expense			(11,357)
Amortization of intangibles			(20,943)
Net foreign exchange gains			32,751
Net realized and unrealized gains			6,347
Net impairment losses recognized in earnings			(9,841)
Income before income taxes			$86,490

Net loss ratio	68.4%	58.5%	62.7%
Acquisition expense ratio	13.0%	22.9%	18.7%
General and administrative expense ratio	11.8%	7.3%	11.2%	[a]
Combined ratio	93.2%	88.7%	92.6%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Three Months Ended June 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$468,866	$392,318	$861,184
Ceded premiums written	(278,567)	(23,534)	(302,101)
Net premiums written	190,299	368,784	559,083
Net premiums earned	201,460	256,675	458,135
Other underwriting income	—	1,389	1,389
Total underwriting revenues	201,460	258,064	459,524

Expenses
Net losses and loss expenses	145,483	93,639	239,122
Acquisition expenses	17,702	67,269	84,971
General and administrative expenses	28,567	26,398	54,965
	191,752	187,306	379,058
Underwriting income	$9,708	$70,758	80,466

Net investment income			32,252
Corporate expenses			(12,634)
Interest expense			(9,062)
Amortization of intangibles			(1,579)
Net foreign exchange losses			(12,981)
Net realized and unrealized gains			9,680
Net impairment losses recognized in earnings			(424)
Income before income taxes			$85,718

Net loss ratio	72.2%	36.5%	52.2%
Acquisition expense ratio	8.8%	26.2%	18.5%
General and administrative expense ratio	14.2%	10.3%	14.8%	[a]
Combined ratio	95.2%	73.0%	85.5%

[a] The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Six Months Ended June 30, 2016
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,428,823	$1,319,784	$2,748,607
Ceded premiums written	(818,277)	(273,720)	(1,091,997)
Net premiums written	610,546	1,046,064	1,656,610
Net premiums earned	473,353	679,446	1,152,799
Other underwriting loss	—	(1,514)	(1,514)
Total underwriting revenues	473,353	677,932	1,151,285

Expenses
Net losses and loss expenses	301,661	317,779	619,440
Acquisition expenses	63,226	152,577	215,803
General and administrative expenses	68,254	59,050	127,304
	433,141	529,406	962,547
Underwriting income	$40,212	$148,526	188,738

Net investment income			55,158
Corporate expenses			(23,601)
Interest expense			(22,227)
Amortization of intangibles			(42,317)
Net foreign exchange gains			44,480
Net realized and unrealized gains			20,134
Net impairment losses recognized in earnings			(10,464)
Income before income taxes			$209,901

Net loss ratio	63.7%	46.7%	53.7%
Acquisition expense ratio	13.4%	22.5%	18.7%
General and administrative expense ratio	14.4%	8.7%	13.1%	[a]
Combined ratio	91.5%	77.9%	85.5%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
RESULTS BY SEGMENT
(in thousands of United States dollars, except ratios)

	Six Months Ended June 30, 2015
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,205,084	$957,532	$2,162,616
Ceded premiums written	(710,746)	(127,833)	(838,579)
Net premiums written	494,338	829,699	1,324,037
Net premiums earned	337,324	510,670	847,994
Other underwriting income	—	3,795	3,795
Total underwriting revenues	337,324	514,465	851,789

Expenses
Net losses and loss expenses	219,995	191,063	411,058
Acquisition expenses	33,585	133,479	167,064
General and administrative expenses	57,409	52,446	109,855
	310,989	376,988	687,977
Underwriting income	$26,335	$137,477	163,812

Net investment income			74,113
Corporate expenses			(24,902)
Interest expense			(18,121)
Amortization of intangibles			(3,178)
Net foreign exchange losses			(20,533)
Net realized and unrealized gains			27,869
Net impairment losses recognized in earnings			(1,073)
Income before income taxes			$197,987

Net loss ratio	65.2%	37.4%	48.5%
Acquisition expense ratio	10.0%	26.1%	19.7%
General and administrative expense ratio	17.0%	10.3%	15.9%	[a]
Combined ratio	92.2%	73.8%	84.1%

[a] General and administrative expense ratio includes general and administrative expenses and corporate expenses.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Three Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	68.4%	72.2%	58.5%	36.5%	62.7%		52.2%
	Acquisition expense ratio	13.0%	8.8%	22.9%	26.2%	18.7%		18.5%
	General and administrative expense ratio	11.8%	14.2%	7.3%	10.3%	11.2%	[a]	14.8%	[a]
	Combined ratio [b]	93.2%	95.2%	88.7%	73.0%	92.6%		85.5%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Three Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	9.5%	9.2%	10.0%	15.7%	9.8%		12.8%

Net of Prior Year Net Loss Reserve Development

		Three Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	77.9%	81.4%	68.5%	52.2%	72.5%		65.0%
	Acquisition expense ratio	13.0%	8.8%	22.9%	26.2%	18.7%		18.5%
	General and administrative expense ratio	11.8%	14.2%	7.3%	10.3%	11.2%	[a]	14.8%	[a]
	Combined ratio [b]	102.7%	104.4%	98.7%	88.7%	102.4%		98.3%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
CONSOLIDATED FINANCIAL RATIOS

As Reported

		Six Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	63.7%	65.2%	46.7%	37.4%	53.7%		48.5%
	Acquisition expense ratio	13.4%	10.0%	22.5%	26.1%	18.7%		19.7%
	General and administrative expense ratio	14.4%	17.0%	8.7%	10.3%	13.1%	[a]	15.9%	[a]
	Combined ratio [b]	91.5%	92.2%	77.9%	73.8%	85.5%		84.1%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

		Six Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	10.0%	11.6%	10.6%	15.0%	10.4%		13.7%

Net of Prior Year Net Loss Reserve Development

		Six Months Ended June 30,
		Insurance		Reinsurance		Total
		2016	2015	2016	2015	2016		2015

	Net loss ratio	73.7%	76.8%	57.3%	52.4%	64.1%		62.2%
	Acquisition expense ratio	13.4%	10.0%	22.5%	26.1%	18.7%		19.7%
	General and administrative expense ratio	14.4%	17.0%	8.7%	10.3%	13.1%	[a]	15.9%	[a]
	Combined ratio [b]	101.5%	103.8%	88.5%	88.8%	95.9%		97.8%

[a]	The total general and administrative expense ratio includes general and administrative expenses and corporate expenses.
[b]
The combined ratio is the sum of the net loss, acquisition expense and general and administrative expense ratios, and the total combined ratio includes corporate expenses. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the quarter ended June 30, 2016 and 2015:

	Three Months Ended		Three Months Ended
	June 30, 2016		June 30, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$66,922	$(2,962)	$112,012	$22,677
Casualty and other specialty	178,081	77,965	146,056	65,302
Professional lines	122,679	51,204	96,736	43,443
Property, marine/energy and aviation	226,024	113,395	114,062	58,877
Subtotal Insurance	$593,706	$239,602	$468,866	$190,299

Reinsurance
Catastrophe	$236,995	$197,681	$139,833	$122,305
Property	30,646	31,304	30,560	30,118
Casualty	82,263	80,921	48,132	48,132
Professional lines	135,638	135,031	134,241	134,241
Specialty	57,682	33,229	39,552	33,988
Subtotal Reinsurance	$543,224	$478,166	$392,318	$368,784

Total	$1,136,930	$717,768	$861,184	$559,083

ENDURANCE SPECIALTY HOLDINGS LTD.
GROSS AND NET PREMIUMS WRITTEN BY SEGMENT
(in thousands of United States dollars)

The following tables show Endurance's gross and net premiums written for the six months ended June 30, 2016 and 2015:

	Six Months Ended		Six Months Ended
	June 30, 2016		June 30, 2015
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$563,138	$205,665	$628,928	$225,137
Casualty and other specialty	316,336	141,462	246,738	110,360
Professional lines	200,094	94,538	151,496	67,674
Property, marine and energy	349,255	168,881	177,922	91,167
Subtotal Insurance	$1,428,823	$610,546	$1,205,084	$494,338

Reinsurance
Catastrophe	$437,825	$286,549	$264,240	$175,765
Property	187,112	181,360	156,260	153,567
Casualty	180,983	179,640	106,230	106,230
Professional lines	184,187	183,251	178,098	178,098
Specialty	329,677	215,264	252,704	216,039
Subtotal Reinsurance	$1,319,784	$1,046,064	$957,532	$829,699

Total	$2,748,607	$1,656,610	$2,162,616	$1,324,037

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES
In presenting the Company’s results, management has included and discussed certain non-GAAP measures. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP.
Operating income is an internal performance measure used by the Company in the management of its operations. Operating income represents operational results excluding, as applicable, net realized and unrealized gains, net impairment losses recognized in earnings and net foreign exchange gains because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to to that used by management to analyze the Company’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.

Operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income allocated to common shareholders (which excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Endurance believes that showing operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance. Operating income per dilutive common share should not be viewed as substitutes for GAAP net income per dilutive common share.
Return on Average Equity (ROAE) is comprised using the average common equity calculated as the arithmetic average of the beginning and ending common equity balances by quarter for stated periods. Return on Beginning Equity (ROBE) is comprised using the beginning common equity for stated periods. The Company presents various measures of Return on Equity that are commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES

The following is a reconciliation of Endurance's net income, net income per diluted common share, net income allocated to common shareholders under the two-class method and annualized return on average common equity to operating income, operating income per diluted common share, operating income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the three and six months ended June 30, 2016 and 2015:

(amounts expressed in thousands of United States dollars, except share, per share amounts and ratios)	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income available to the Company	$83,914	$84,206	$199,495	$192,685
(Less) add items:
Net foreign exchange (gains) losses	(32,751)	12,981	(44,480)	20,533
Net realized and unrealized gains	(6,347)	(9,680)	(20,134)	(27,869)
Net impairment losses recognized in earnings	9,841	424	10,464	1,073
Income tax expense (benefit)	7,434	(213)	10,372	683
Operating income before preferred dividends	$62,091	$87,718	$155,717	$187,105
Preferred dividends	(7,293)	(8,188)	(16,496)	(16,376)
Operating income allocated to common and
participating common shareholders	$54,798	$79,530	$139,221	$170,729

Operating income allocated to common
shareholders under the two-class method	$53,629	$77,152	$136,171	$165,657

Weighted average diluted common shares	66,057,210	43,896,721	65,875,270	43,792,626

Operating income per diluted common share [b]	$0.81	$1.76	$2.07	$3.78

Average common equity [a]	$4,568,998	$2,858,876	$4,514,404	$2,829,445

Operating return on average common equity	1.2%	2.8%	3.1%	6.0%

Annualized operating return on average common equity	4.8%	11.1%	6.2%	12.1%

Net income available to the Company	$83,914	$84,206	$199,495	$192,685
Preferred dividends	(7,293)	(8,188)	(16,496)	(16,376)
Net income available to common and
participating common shareholders	$76,621	$76,018	$182,999	$176,309

Net income allocated to common shareholders
under the two-class method	$74,987	$73,745	$178,991	$171,072

Net income per diluted common share [b]	$1.14	$1.68	$2.72	$3.91

Return on average common equity, Net income	1.7%	2.7%	4.1%	6.2%

Annualized return on average common equity, Net income	6.7%	10.6%	8.1%	12.5%
[a] Average common equity is calculated as the quarterly weighted average of the beginning and ending common equity balances for the stated period, which excludes the $230.0 million at June 30, 2016 (December 31, 2015 - $460.0 million; June 30, 2015 - $430.0 million) liquidation value of the preferred shares.
[b] Represents diluted income per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

ENDURANCE SPECIALTY HOLDINGS LTD.
RECONCILIATIONS OF NON-GAAP MEASURES
Net negative financial impact includes the sum of net losses and loss expenses, reinstatement premiums assumed and ceded and non-controlling interests related to specific catastrophe events occurring in the current periods. The Company believes that showing the net negative financial impact of the catastrophe related events enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company’s results of operations in a manner similar to that used by management to analyze the Company’s underlying business performance.

The following is a reconciliation of Endurance's net losses and loss expenses, net reinstatement premiums and non-controlling interest related to catastrophe events occurring in the second quarter and six months ended June 30, 2016 to the net negative financial impact (non-GAAP measure) of these events on net income available to the Company for the three and six months ended June 30, 2016:

(amounts expressed in thousands of United States dollars, except ratio)	For the three months ended June 30, 2016		For the six months ended June 30, 2016
	Catastrophe Impact	Net loss ratio impact	Catastrophe Impact	Net loss ratio impact

Net losses and loss expenses	$73,583		$79,907
Less: net reinstatement premiums	11,051		11,155
Net negative financial impact on net income	62,532	11.3%	68,752	6.4%
Less: net negative financial impact attributable to non-controlling interest	7,017		7,113
Net negative financial impact on net income available to the Company	$55,515		$61,639
Total investment return is calculated by dividing net investment income, net realized and unrealized gains, net impairment losses recognized in earnings, and net increase in unrealized gains included in other comprehensive income before deferred tax offsets by average invested assets at fair value. The Company utilizes and presents the total investment return in order to better disclose the performance of the Company’s investments and to show the components of the Company’s ROE.

The following is a reconciliation of Endurance's net investment income, net realized and unrealized gains, net impairment losses recognized in earnings and net increase in unrealized gains included in other comprehensive income before deferred tax offsets to total investment income and total investment return (non-GAAP measures) for the three and six months ended June 30, 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
(amounts expressed in thousands of United States dollars)	2016	2015	2016	2015

Net investment income	$43,977	$32,252	$55,158	$74,113
Net realized and unrealized gains	6,347	9,680	20,134	27,869
Net impairment losses recognized in earnings	(9,841)	(424)	(10,464)	(1,073)
Net increase in unrealized gains included in other comprehensive income, before deferred tax offsets	58,837	(66,979)	116,595	(42,490)
Total investment income	$99,320	$(25,471)	$181,423	$58,419

Average invested assets and cash at fair value [a]	8,746,617	6,517,682	8,779,219	6,581,596

Total investment return	1.14%	(0.39)%	2.07%	0.89%
[a] Average invested assets and cash at fair value includes total trading, available for sale and other investments, cash and cash equivalents, net receivable on sales of investments and net payable on purchase of investments.

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